UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2024

Welltower Inc.
(Exact name of registrant as specified in its charter)

Delaware			1-8923	34-1096634
(State or other jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street,	Toledo,	Ohio		43615
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code: (419) 247-2800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	WELL	New York Stock Exchange
Guarantee of 4.800% Notes due 2028 issued by Welltower OP LLC	WELL/28	New York Stock Exchange
Guarantee of 4.500% Notes due 2034 issued by Welltower OP LLC	WELL/34	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.
On July 24, 2024, Welltower Inc. (the “Company”) entered into Amendment No. 4 to Credit Agreement (the “Amended Credit Agreement” which Amended Credit Agreement amends the Company’s existing Credit Agreement dated as of June 4, 2021 as amended, restated, amended and restated, supplemented or otherwise modified from time to time) with a consortium of 29 banks; KeyBank National Association, as administrative agent and L/C issuer; BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities LLC, as joint book runners; BofA Securities, as book runner; BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities LLC, as U.S. joint lead arrangers; BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and RBC Capital Markets, as Canadian joint lead arrangers; Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Securities LLC as co-syndication agents; Bank of America, N.A., as syndication agent; MUFG Bank, Ltd., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., PNC Bank, National Association and Royal Bank of Canada, as co-documentation agents; BNP Paribas, Citizens Bank, N.A., Fifth Third Bank, National Association, The Huntington National Bank, Regions Bank, The Bank of Nova Scotia, The Toronto-Dominion Bank, New York Branch, TD Bank, NA, Truist Bank, The Bank of New York Mellon, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch and Bank of Montreal, as co-senior managing agents, Capital One, National Association, as managing agent and Credit Agricole Corporate and Investment Bank, as sustainability structuring agent. The Amended Credit Agreement consists of a $5,000,000,000 unsecured revolving credit facility (the “Revolving Facility”), comprised of a $3,000,000,000 tranche (the “Revolving A Tranche”) and a $2,000,000,000 tranche (the “Revolving B Tranche”), a $1,000,000,000 unsecured term loan facility that was originally issued under the Prior Credit Agreement (as defined below) (the “USD Term Facility”) and a CAD 250,000,000 unsecured term loan facility that was originally issued under the Prior Credit Agreement (the “CAD Term Facility”), and replaces the Company’s existing $4,000,000,000 unsecured revolving credit facility, $500,000,000 unsecured term loan facility and CAD 250,000,000 unsecured term loan facility.
The maturity date for the Revolving A Tranche is July 24, 2028, the maturity date for the Revolving B Tranche is July 24, 2029 and the maturity date for each of the USD Term Facility and the CAD Term Facility is July 19, 2026; provided, that, the maturity date of the Revolving A Tranche, the Revolving B Tranche, the USD Term Facility and/or the CAD Term Facility may be extended for two successive terms of six months each if no event of default has occurred under the Amended Credit Agreement and the Company pays a non-refundable extension fee of 0.0625% of the applicable tranche then in effect. Based on the satisfaction of certain conditions, the Company has the right to increase the amount available under the credit facilities up to an additional $1,250,000,000 for the Revolving Facility and the USD Term Facility, in the aggregate, and CAD 250,000,000 for the CAD Term Facility. The lenders would have the right, but not the obligation, to commit to all or a portion of any such increase.
The Amended Credit Agreement includes sublimits of (a) up to $100,000,000 for letters of credit, (b) up to 50% of the Revolving Facility commitment amount for certain negotiated rate loans, and (c) up to $1,000,000,000 for borrowings (including letters of credit) under certain alternative currencies; each of these sublimits are part of, and not in addition to, the amounts available under the Revolving Facility.
Revolving loans and term loans bear interest at the applicable margin plus the base rate or applicable SOFR/CORRA interest rate, at the Company’s option. Negotiated rate loans bear interest at the rate agreed to between the Company and the applicable lender(s). Letter of credit fees equal the applicable margin for revolving loans multiplied by the daily amount available to be drawn under such letters of credit. The applicable margins are based on the Company’s ratings established by certain debt rating agencies for the Company’s long term, senior, unsecured, non-credit enhanced debt (the “Debt Ratings”).
For the Revolving Facility, the Company is obligated to pay an annual facility fee equal to the product of the applicable rate multiplied by the Revolving Facility amount with such rate based on the Company’s Debt Ratings. In addition to Debt Ratings, further reductions of the interest rate and annual facility fee can be achieved based on compliance with a leverage ratio.
Achieving certain sustainability metrics shall result in a 1.0 basis point reduction in the applicable rate for all loans.
The Amended Credit Agreement includes certain customary representations and warranties by the Company and imposes certain customary covenants on the Company. The Amended Credit Agreement contains certain customary events of default, and if an event of default occurs and continues, the Company is subject to certain actions by the administrative agent, including, without limitation, the acceleration of repayment of all amounts outstanding under the Amended Credit Agreement.
Certain of the parties to the Amended Credit Agreement and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to the Company for which they receive customary fees and expenses.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Amended Credit Agreement and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The representations, warranties and covenants contained in the Amended Credit Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk among the parties thereto. Accordingly, the representations and warranties in the Amended Credit Agreement are not necessarily characterizations of the actual state of facts of the Company and its subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. Investors are not third-party beneficiaries of, and should not rely upon, such representations, warranties and covenants.
Item 2.02  Results of Operations and Financial Condition.
On July 29, 2024, Welltower Inc. issued a press release that announced operating results for its second quarter ended June 30, 2024. The press release refers to a supplemental information package that is available on the Company's website (www.welltower.com), free of charge. Copies of the press release and supplemental information package have been furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report, and are incorporated herein by reference.
The information included in this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2024, the Board of Directors (the “Board”) of Welltower Inc. elected Andrew Gundlach to the Board to fill the vacancy created by the departure of Philip Hawkins, as disclosed on March 25, 2024. Mr. Gundlach will stand for election at the Company’s 2025 Annual Meeting of Shareholders. The Board determined that Mr. Gundlach qualifies as an “independent director” under the rules of The New York Stock Exchange. The Board has not yet appointed Mr. Gundlach to any Board committees.
Mr. Gundlach will be compensated for his service as a director on the same basis as other non-employee directors of the Company. Compensation for the Company’s non-employee directors is described in the Company’s Proxy Statement for its 2024 Annual Meeting of Shareholders as filed with the Securities and Exchange Commission on April 12, 2024.
In connection with his appointment, the Company entered into an indemnification agreement with Mr. Gundlach. The agreement is substantially identical to the agreements previously entered into between the Company and its other directors and generally provides that the Company will, in certain circumstances, indemnify Mr. Gundlach against any and all expenses, judgments, fines, penalties and amounts paid in settlement arising out of his service to the Company. Also, the agreement provides for the advancement of expenses in connection with a threatened, pending or completed action, suit or proceeding.
There are no arrangements or understandings between Mr. Gundlach and any other persons pursuant to which Mr. Gundlach was selected as a director. Mr. Gundlach has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
On July 29, 2024, the Company issued a press release announcing the appointment of Mr. Gundlach to the Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.3 and incorporated in this Item 7.01 by reference.
The information in this Item 7.01, including Exhibit 99.3 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits.
10.1    Amendment No. 4 to Credit Agreement, dated as of July 24, 2024, by and among the Company; the lenders therein; KeyBank National Association, as administrative agent and L/C issuer; BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities LLC, as joint book runners; BofA Securities, as book runner; BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities LLC, as U.S. joint lead arrangers; BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and RBC Capital Markets, as Canadian joint lead arrangers; Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Securities LLC as co-syndication agents; Bank of America, N.A. , as syndication agent; MUFG Bank, Ltd., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., PNC Bank, National Association and Royal Bank of Canada, as co-documentation agents; BNP Paribas, Citizens Bank, N.A., Fifth Third Bank, National Association, The Huntington National Bank, Regions Bank, The Bank of Nova Scotia, The Toronto-Dominion Bank, New York Branch, TD Bank, NA, Truist Bank, The Bank of New York Mellon, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch and Bank of Montreal, as co-senior managing agents, Capital One, National Association, as managing agent and Credit Agricole Corporate and Investment Bank, as sustainability structuring agent.
99.1    Press release of Welltower Inc. dated July 29, 2024, announcing earnings for the quarter ended June 30, 2024.
99.2    Welltower Inc. Supplemental Information Package for the quarter ended June 30, 2024.
99.3    Press release of Welltower Inc. dated July 29, 2024, announcing the election of Andrew Gundlach to the Board of Directors.
104     Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:	/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	Executive Vice President – General Counsel & Corporate Secretary

Dated:  July 29, 2024